UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: April 8, 2019
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2019, the board of directors (“Board”) of Agilysys, Inc. (the “Company”), in accordance with the provisions of the Company’s Code of Regulations, increased the size of the Board from seven to eight members. Further, in accordance with the provisions of the Code of Regulations, the Board appointed Dana Jones to serve as an independent director of the Company to fill the newly created vacancy.

As a Director, Ms. Jones is entitled to participate in the compensation program for outside directors, which typically includes an annual equity grant of restricted stock.

There are no arrangements or understandings between Ms. Jones and any other person pursuant to which Ms. Jones was appointed to the Board, nor is there a family relationship between any Board member or executive officer of the Company and Ms. Jones. There are no transactions in which Ms. Jones has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company in connection with Ms. Jones’ appointment is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued by Agilysys, Inc. dated April 8, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary
Date: April 11, 2019

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by Agilysys, Inc. dated April 8, 2019